UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

BioForce Nanosciences Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 Golden Aspen Drive, Suite 101, Ames, Iowa		50010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-233-8333

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 13, 2007, Eric Henderson, our Chief Executive Officer and President, tendered to our Board of Directors his resignation as President so that he might focus his time on the position of Chief Executive Officer. Our Board accepted Dr. Henderson’s resignation from his position as of that date. Dr. Henderson will continue to serve as our Chief Executive Officer and as a director.

(c) On June 13, 2007, our Board appointed Kerry M. Frey as our President. This position is in addition to Mr. Frey’s current position as our Chief Operating Officer. He is also a director of our corporation.

Upon being appointed President, Mr. Frey was awarded a grant of 500,000 incentive stock options under our newly adopted Amended and Restated 2006 Equity Incentive Plan. These options have an exercise price of $0.91 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date. The grant terminates after 10 years. In the event of a Change in Control, all of Mr. Frey’s options would vest and, if his services were terminated other than for "cause" or "good reason" (as each term is defined in the agreement) within 30 days prior to or 180 days after a Change in Control, he would have 60 days in which to exercise the options unless additional time was approved by the administrator of the plan.

Item 8.01 Other Events.

On June 13, 2007, our Board appointed Gregory D. Brown to the position of Executive Vice President. This position is in addition to Mr. Brown’s current positions as our Chief Financial Officer and Treasurer.

On June 15, 2007, we issued a press release concerning the matters described in Item 5.02(b) and (c), and this Item 8.01. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated June 15, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForce Nanosciences Holdings, Inc.

June 19, 2007	By:	Eric Henderson

Name: Eric Henderson
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 15, 2007